                                                                               .
                                                                               .
                                                                               .

                                                    BROWN, WINICK, GRAVES, GROSS,
                                                 BASKERVILLE AND SCHOENEBAUM, P.L.C.
                                                          ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000   Richard W. Baskerville    Sean P. Moore           Valerie D. Bandstra     Patents and Trademarks
DES MOINES, IOWA  50309-2510   Bruce Graves              Nancy S. Boyd           Ann Holden Kendell          G. Brian Pingel
                               Steven C. Schoenebaum     James L. Pray           Alexander M. Johnson       Camille L. Urban
TELEPHONE:   (515) 242-2400    Harold N. Schneebeck      Brenton D. Soderstrum   James S. Niblock
FACSIMILE:   (515) 283-0231    Paul D. Hietbrink         Michael D. Treinen      Rebecca A. Brommel
                               William C. Brown          Scott L. Long           Mark E. Roth
                               Richard K. Updegraff      Ronni F. Begleiter      Tina R. Thompson
URL:  www.ialawyers.com        Paul E. Carey             Miranda L. Hughes       Brian M. Green
                               Douglas E. Gross          Kelly D. Hamborg        Dustin D. Smith
                               John D. Hunter            William E. Hanigan      Adam W. Jones
                               James H. Gilliam          Mary A. Ericson         Catherine C. Cownie
Offices in:                    Robert D. Andeweg         Barbara B. Burnett      Erick D. Prohs
  West Des Moines, Iowa        Alice Eastman Helle       Michael J. Green        Laura N. Martino
  Pella, Iowa                  Michael R. Blaser         Michael A. Dee          Amy R. Piepmeier
                               Thomas D. Johnson         Danielle Dixon Smid     Elizabeth A. Coonan
                               Christopher R. Sackett    Brian P. Rickert                               Walter R. Brown (1921-2000)

                                                                                                          WRITER'S DIRECT DIAL NO.
                                                                                                              (515) 242-2459
                                                                                                          WRITER'S E-MAIL ADDRESS
                                                                                                           bandstra@ialawyers.com


                                                           August 8, 2005

Board of Directors
Siouxland Ethanol, LLC
110 East Elk Street
Jackson, NE 68743

Re:  2005 Registration Statement on Form SB-2

Dear Directors:

In connection with the proposed offer and sale of up to 4,600 units of the membership interests (the "Membership Units") of Siouxland Ethanol, LLC (the "Company"), we have made such legal examination and inquiries as we have deemed advisable or necessary for the purpose of rendering this opinion and have examined originals or copies of the following documents and corporate records:

    1.  The Company's Articles of Organization;
    2.  The Company's Amended and Restated Operating Agreement;
    3. The Company's resolutions of the Board of Directors authorizing the issuance of units; and
    4. The Company's Registration Statement, as filed by Siouxland Ethanol, LLC on March 21, 2005 and Pre-Effective Amendments Numbers 1 - 4 as filed with the United States Securities and Exchange Commission.

In rendering our opinions, with the consent of the Company, we have relied upon:
(i) the representations of the Company and other representatives as set forth in the aforementioned documents as to those factual matters that we were unable to ascertain ourselves; and (ii) certificates and assurances from public officials as we have deemed necessary for purposes of expressing the opinions expressed herein. We have not undertaken any independent investigation to determine or verify any information and representations made by the Company and its members and representatives in the foregoing documents or in such certificates, and we have relied upon such information and representations in expressing our opinions.

Augut 8, 2005
Page 2

We have assumed in rendering these opinions that no person or party has taken any action inconsistent with the terms of the above-described documents or prohibited by law. We have confirmed that no attorney in this office who has provided legal services within the past six months has notice or knowledge of any misstatements or inaccuracies in the representations upon which we have relied.

The opinions expressed herein shall be effective as of the date of effectiveness of the Company's registration statement. The opinions set forth herein are based upon existing law and regulations, all of which are subject to change prospectively and retroactively. Our opinions are based on the facts and the above documents as they exist on the date of this letter, and we assume no obligation to revise or supplement such opinions as to future changes of law or fact. This opinion letter is limited to the matters stated herein and no opinions are to be implied or inferred beyond the matters expressly stated herein.

Based on our examination and inquiry, we are of the opinion that, the Membership Units will be validly issued, duly authorized, fully paid, and non-assessable when issued and sold in the manner referred to in the Registration Statement and under the applicable subscription agreement(s), provided that the Registration Statement is effective.


                                             Very truly yours,

                                             /s/ Valerie D. Bandstra

                                             Valerie D. Bandstra